EXHIBIT 23.3

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CBS Corporation of our report dated February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999, relating to the financial statements and financial statement schedule of Viacom Inc., which appears in CBS Corporation's Form 8-K dated October 8, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricwaterhouseCooopers LLP

New York, New York
October 12, 1999